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                                                                    EXHIBIT 21.1

                                 TOM BROWN, INC.

                           Subsidiaries of Registrant

                                December 31, 2001

                                          Jurisdiction of             Percent
Name of Subsidiary                  Incorporation/Organization      Of Ownership
------------------                  --------------------------      ------------
Retex Inc.                                Wyoming                      100%
Rocno Corporation                         Texas                        100%
Sauer Drilling Company                    Delaware                     100%
TBI West Virginia, Inc.                   Delaware                     100%
TBI Pipeline Company                      Delaware                     100%
Tom Brown Resources Ltd.                  Alberta                      100%
TBI Field Services, Inc.                  Delaware                     100%
TCP Gathering Co.                         Colorado                     100%